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                                                                     EXHIBIT 5.1



November 26, 2002



Delphi Corporation
5725 Delphi Drive
Troy, Michigan  48098


RE: DELPHI CORPORATION/DELPHI TRUST - REGISTRATION STATEMENT ON FORM S-3 WITH RESPECT TO $2,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES

Ladies and Gentlemen:

         We have acted as counsel to Delphi Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company and Delphi Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of $2,000,000,000 aggregate principal amount of (i) the Company's debt securities (the "Debt Securities"),
(ii) shares of the Company's preferred stock (the "Preferred Stock"), (iii) shares of the Company's common stock (the "Common Stock"), (iv) fractional interests in the Preferred Stock represented by depositary shares (the "Depositary Shares"), (v) warrants to purchase the Company's Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (vi) purchase contracts requiring holders to purchase or sell Common Stock or other securities (the "Stock Purchase Contracts"), (vii) equity units, which are comprised of Stock Purchase Contracts, Trust Preferred Securities (defined below), Debt Securities or debt obligations of third parties, in any combination (the "Equity Units"),
(viii) preferred trust securities of the Trust ("Trust Preferred Securities") and (ix) the Company's guarantee with respect to the Trust Preferred Securities (the "Guarantees"). The Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Equity Units, the Trust Preferred Securities and Guarantees are hereinafter referred to as the "Securities."

                                       I.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional records, documents, instruments and certificates, as we have deemed necessary or appropriate for our opinion:

         (a)      The Registration Statement;



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                                                              Delphi Corporation
                                                               November 26, 2002
                                                                          Page 2



         (b) The Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on January 26, 1999 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of Good Standing relating to the Company issued by the Delaware Secretary of State, dated November 19, 2002;

         (d) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (e) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company; and

         (f) A certificate (the "Officers' Certificate") of an officer of the Company as to certain factual matters.

         We have also assumed (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv) the Company and/or the Trust, as the case may be, will have taken all necessary corporate or trust action, as the case may be, to approve the issuance and terms of the Securities; (v) at the time of any offering of any shares of Common Stock and/or Preferred Stock, that the Company will have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (vi) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise;
(viii) definitive indentures or agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; and (vii) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement or indenture.

                                       II.

         This opinion is limited to the federal laws of the United States of America, and the laws of the State of New York and State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.





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                                                              Delphi Corporation
                                                               November 26, 2002
                                                                          Page 3





                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that (a) the Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts and Equity Units, when sold and after receipt of payment therefor, and Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and (b) the Common Stock and Preferred Stock, when sold and after receipt of payment therefor, will be validly issued, fully paid and non-assessable.

                                       IV.

         We further advise you that:

         A. As noted, the enforceability of the Securities is subject to the effect of general principles of equity. As applied to the Securities, these principles will require the parties thereto to not invoke penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

         B. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

         C. The enforceability of the Guarantees may be subject to case law to the effect that a guarantor may be discharged if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal, elects remedies that may impair the subrogation rights of the guarantor against the principal or otherwise takes any action that prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action.

         D. Provisions of the Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                       V.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus or any supplement thereto constituting a part of the Registration Statement.



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                                                              Delphi Corporation
                                                               November 26, 2002
                                                                          Page 4




         This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. Any other person, firm, corporation or other entity may not rely upon this opinion without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                         Very truly yours,

                                         /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP